UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2010

UNITED INVESTORS INCOME PROPERTIES

(Exact name of Registrant as specified in its charter)

Missouri	0-17646	43-1483942
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

United Investors Income Properties, a Missouri limited partnership (the “Registrant” or “Partnership”), owned Defoors Crossing Apartments (“Defoors Crossing”), a 60-unit apartment complex located in Atlanta, Georgia.  On August 16, 2010, the Partnership sold Defoors Crossing to a third party, Wyatt & Knox Investments, LLC, a Georgia limited liability company (the “Purchaser”), for a total sales price of $3,000,000.  Defoors Crossing was the Partnership’s sole investment property.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net sale proceeds will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INVESTORS INCOME PROPERTIES

By:  United Investors Real Estate, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: August 20, 2010